KILPATRICK STOCKTON LLP
1100 PEACHTREE STREET
SUITE 2800
ATLANTA, GEORGIA  30309
DIRECT DIAL:  404-815-6302
FAX:  404-815-6555

MARCH 27, 1997

United Community Banks, Inc.
P.O. Box 398
Blairsville, Georgia  30512


     Re:  United Community Banks, Inc.
          Registration Statement on Form S-1 filed pursuant to
          Rule 462(b)
          -----------------------------------------------------

Gentlemen:

     At your request, we have examined the Registration Statement on Form S-1 filed by United Community Banks, Inc. (the "Company"), a Georgia corporation, with the Securities and Exchange Commission pursuant to Rule 462 under the Securities Act of 1933, as amended with respect to the registration under the Securities Act of 1933, as amended, of 50,000 shares of common stock, par value $1.00 per share, of the Company (the "Common Stock"), to be sold to the public.

     As your counsel, and in connection with the preparation of the Registration Statement, we have examined the originals or copies of such documents, corporate records, certificates or public officials, officers of the Company and other instruments related to the authorization and issuance of the Common Stock as we deemed relevant or necessary for the opinions expressed herein. Based upon the foregoing, it is our opinion that the shares of Common Stock to be issued and sold by the Company to the public will be, upon issuance, sale and delivery in the manner and under the terms and conditions described in the Registration Statement, validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the "Legal Matters" section of the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                   Very truly yours,

                   KILPATRICK STOCKTON LLP

                   By: /s/ F. Sheffield Hale
                       F. Sheffield Hale
                       A Partner